EXHIBIT 99.1

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TOTAL ASIA ASSOCIATES PLT (LLP0016837-LCA & AF002128) A Firm registered with US PCAOB and Malaysian MIA C-3-1, Megan Avenue 1, 189 Off Jalan Tun Razak, 50400 Kuala Lumpur. Tel: (603) 2733 9989

To the Shareholders and Board of Directors of GGLG PROPERTIES PTY LTD

11 Aldinga Street,

Brendale, 4500,

Queensland, Australia.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GGLG Properties Pty Ltd (the ‘Company’) as of September 30, 2017 and September 30, 2018 and the related statements of income, stockholders’ equity, and cash flows for the year ended of September 30, 2017 and September 30, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2017 and September 30, 2018 and the results of its operations and its cash flows for the year ended September 30, 2017 and September 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, for the year ended September 30, 2018 the Company incurred a net loss, working capital deficit and accumulated deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have served as the Company’s auditor since 2018.

/s/ Total Asia Associates PLT
TOTAL ASIA ASSOCIATES PLT
Kuala Lumpur, Malaysia
May 10, 2019

F-2

GGLG PROPERTIES PTY LTD

BALANCE SHEETS

	September 30, 2018	September 30, 2017
ASSETS

Current Assets
Cash	$5,420	$19,616
Accounts receivable, net	8,285	21,187
Other current assets	2,215	2,403
Total Current Assets	15,920	43,206

Property, plant and equipment, net	594,662	664,128

Total Assets	$610,582	$707,334

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued expenses	$298,044	$323,690
Total Current Liabilities	298,044	323,690

Total Liabilities	298,044	323,690

Commitments and contingencies (Note 6)

Stockholders' Equity
Common stock, $1.00 par value, 100 shares authorized; 1 share issued and outstanding at September 30, 2018 and 2017, respectively	1	1
Additional paid-in capital	791,031	791,031
Accumulated other comprehensive income (loss)	(27,718)	1
Accumulated deficit	(450,776)	(407,389)
Total Stockholders' Equity	312,538	383,644

Total Liabilities and Stockholders' Equity	$610,582	$707,334

The accompanying notes are an integral part of these financial statements.

F-3

GGLG PROPERTIES PTY LTD

STATEMENTS OF OPERATIONS

	For the Year Ended September 30,
	2018	2017
Revenue, net	$67,442	$60,207

Cost of revenue	-	-

Gross Profit	67,442	60,207

Operating expenses
Selling, general and administrative	57,248	40,123
Total Operating Expenses	57,248	40,123

Operating Profit (Loss)	10,194	20,084

Other Income (Expense)
Interest expense	(53,581)	(20,003)
Total Other Income (Expense)	(53,581)	(20,003)

Profit (Loss) From Operations Before Income Taxes	(43,387)	81

Provision for Income Tax	-	-

Net Profit (Loss)	$(43,387)	$81

The accompanying notes are an integral part of these financial statements.

F-4

GGLG PROPERTIES PTY LTD

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated Earnings
	Number	Amount	Capital	Income (Loss)	(Deficit)	Total
Balance - October 1, 2016	1	$1	$791,031	-	$(407,470)	$383,562
Foreign currency translation	-	-	-	1	-	1
Net profit	-	-	-	-	81	81
Balance - September 30, 2017	1	1	791,031	1	(407,389)	383,644
Foreign currency translation	-	-	-	(27,719)	-	(27,719)
Net loss	-	-	-	-	(43,387)	(43,387)
Balance - September 30, 2018	1	$1	$791,031	$(27,718)	$(450,776)	$312,538

The accompanying notes are an integral part of these financial statements.

F-5

GGLG PROPERTIES PTY LTD

STATEMENTS OF CASH FLOWS

	For the Years Ended September 30
	2018	2017
Cash Flows from Operating Activities
Net (loss) profit	$(43,387)	$81
Adjustments to reconcile net (loss) profit to net cash used in operating activities
Depreciation	8,511	14,330
Write-down of property, plant and equipment	-	(396,537)
Changes in operating assets and liabilities
Accounts receivable	12,902	(10,331)
Other current assets	188	114,193
Accrued expenses	(16,049)	14,516
Net Cash Used in Operating Activities	(37,835)	(263,748)

Cash Flows from Investing Activities
Purchase of property, plant and equipment	-	-
Net Cash (Used in) provided by Investing Activities	-	-

Foreign currency translation adjustment	23,639	2,959

Net Decrease in Cash	(14,196)	(260,789)

Cash - Beginning of the Period	19,616	280,405

Cash - End of the Period	$5,420	$19,616

Supplemental Disclosures of Cash Flow Information:
Cash paid for Income Taxes	$-	$-
Cash paid for Interest	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

GGLG PROPERTIES PTY LTD

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

NOTE 1 – NATURE OF OPERATIONS, LIQUIDITY AND GOING CONCERN

GGLG Properties Pty Ltd. (the “Company”, “We”, “Its”, and “GGLG”) was incorporated under the laws of Queensland, Australia on March 7, 2016 (Inception date). The Company owns industrial property and factory at Brendale in Brisbane, Queensland, Australia. The Company leases this property to an affiliate named Prema Life Pty Ltd (trading as Natural Vitality Australia), and incurs costs in connection with owning and maintaining that property and recovers these costs through rental charges and rental recoveries pursuant to a long term lease.

Liquidity and Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated small revenues and has sustained cumulative operating losses since March 7, 2016 (Inception Date). The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and affiliates, the ability of the Company to obtain necessary financing to continue operations, and the attainment of profitable operations. The Company has recorded a net loss of $43,387 for the year ended September 30, 2018, used net cash flows in operating activities of $37,835, has a working capital deficit of $282,124, and has an accumulated deficit of $450,776 as of September 30, 2018. These factors, among others, raise a substantial doubt regarding the Company’s ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not include any adjustments to reflect the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is continuing to focus its efforts on increased marketing campaigns, and distribution programs to strengthen the demand for its properties. Management anticipates that the Company’s capital resources will improve if its properties gain wider market recognition and acceptance resulting in higher occupancy. If the Company is not successful with its marketing efforts to increase occupancy and weak demand continues, the Company will experience a shortfall in cash and it will be necessary to further reduce its operating expenses in a manner or obtain funds through equity or debt financing in sufficient amounts to avoid the need to curtail its operations. Given the liquidity and credit constraints in the markets, the business may suffer, should the credit markets not improve in the near future. The direct impact of these conditions is not fully known. However, there can be no assurance that the Company would be able to secure additional funds if needed and that if such funds were available on commercially reasonable terms or in the necessary amounts, and whether the terms or conditions would be acceptable to the Company. In such case, the reduction in operating expenses might need to be substantial in order for the Company to generate positive cash flow to sustain the operations of the Company. However, due to the uncertainty in the Company’s ability to raise capital, increase revenues and generate significant positive cash flows from operations, management believes that there is substantial doubt in the Company’s ability to continue as a going concern within one year after the date the financial statements were issued.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

F-7

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts payable and accrued liabilities. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company had a cash balance of $5,420 and $19,616 at September 30, 2018 and 2017, respectively. The Company did not have any cash equivalents at September 30, 2018 and 2017, respectively.

Accounts Receivable

Accounts receivable represent income earned from the rental of property for which the Company has not yet received payment. Accounts receivable are recorded at the invoiced amount and adjusted for amounts management expects to collect from balances outstanding at period-end. The Company estimates the allowance for doubtful accounts based on an analysis of specific accounts and an assessment of the customer’s ability to pay, among other factors. The Company recorded $0 of bad debts for each of the years ended September 30, 2018 and 2017, respectively. At September 30, 2018 and 2017, no allowance for doubtful accounts was recorded.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost, less accumulated depreciation. The Company provides for depreciation on a straight-line basis over the estimated useful lives of the assets which range from three to thirty years. Property improvements are amortized over the shorter of the lease term or the estimated useful life of the related assets when they are placed into service. The Company evaluates property, plant and equipment for impairment periodically to determine if changes in circumstances or the occurrence of events suggest the carrying value of the asset or asset group may not be recoverable. Maintenance and repairs are charged to operations as incurred. Expenditures which substantially increase the useful lives of the related assets are capitalized.

Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset compared to the estimated future undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss equal to the excess of the carrying value over the assets fair market value is recognized when the carrying amount exceeds the undiscounted cash flows. The impairment loss is recorded as an expense and a direct write-down of the asset. No impairment loss was recorded during the years ended September 30, 2018 and 2017, respectively.

F-8

Impairment of Long-Lived Assets

The Company reviews long-lived assets to be held and used, other than goodwill, for impairment at least annually, or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If an evaluation of recoverability is required, the estimated undiscounted future cash flows directly associated with the asset are compared to the asset’s carrying amount. If the estimated future cash flows from the use of the asset are less than the carrying value, an impairment write-down would be recorded to reduce the asset to its estimated fair value.

No impairment of long-lived assets was recorded for the years ended September 30, 2018 and 2017, respectively.

Revenue Recognition

The Company generates revenue from renting its property to an affiliate. The Company recognize revenue when the property leased is accepted by the customer, the lease rental price is fixed, and collection is reasonably assured, provided no significant obligations remain. The Company considers authoritative guidance on multiple deliverables in determining whether each deliverable represents a separate unit of accounting. Revenue is recognized net of rebates and customer allowances, as appropriate.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality banking institutions. The Company does not have the cash balances in excess of Federal Deposit Insurance Corporation limit at September 30, 2018 and 2017, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provide that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company follows the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

F-9

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable and accrued expenses. Pursuant to ASC 820, “Fair Value Measurements and Disclosures” and ASC 825, “Financial Instruments”, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table presents assets and liabilities that were measured and recognized at fair value as of September 30, 2018 on a recurring basis:

Description	Level 1	Level 2	Level 3
None	$-	$-	$-

 The following table presents assets and liabilities that were measured and recognized at fair value as of September 30, 2017 on a recurring basis:

Description	Level 1	Level 2	Level 3
None	$-	$-	$-

F-10

Foreign Currency Translation

The accompanying financial statements are presented in U.S. dollars (“USD”). The reporting currency of the Company is the USD. The functional currency of the Company's is the Australian dollar (AUD). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the spot exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into USD are included in determining comprehensive income (loss). The foreign currency translation adjustment included in other comprehensive income and loss for the years ended September 30, 2018 and 2017 amounted to a loss of $27,719 and $1, respectively.

Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the results of operations as incurred.

As of September 30, 2018 and 2017, the exchange rates used to translate amounts in Australian dollars into USD for the purposes of preparing the financial statements were as follows:

	September 30, 2018	September 30, 2017
Exchange rate on balance sheet dates
USD : AUD$ exchange rate	0.7221	0.7832

Average exchange rate for the period
USD : AUD exchange rate	0.7606	0.7619

Recent Accounting Pronouncements

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2018-07, Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting. This ASU is intended to simplify aspects of share-based compensation issued to non-employees by making the guidance consistent with accounting for employee share-based compensation. This guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within that fiscal year. Early adoption is permitted. The Company is currently in the process of evaluating the impact of this guidance on our condensed financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020 and is to be applied utilizing a modified retrospective approach. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” The main objective of this update is to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The new guidance addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. This ASU is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

F-11

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 supersedes a majority of existing revenue recognition guidance under US GAAP and requires companies to recognize revenue when it transfers goods or services to a customer in an amount that reflects the consideration to which a company expects to be entitled. Companies may need to apply more judgment and estimation techniques or methods while recognizing revenue, which could result in additional disclosures to the financial statements. In addition, in March 2016, April 2016, May 2016 and December 2016 the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) (“ASU 2016-08”), ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”), ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”) and ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers (“ASU 2016-20”), respectively, to amend certain guidance in ASU 2014-09. Topic 606 allows for either a retrospective or cumulative effect transition method. ASU 2014-09 was originally effective for fiscal years beginning after December 15, 2016. In July 2015, the FASB approved a one-year deferral of ASU 2014-09 and all amendments to it, with a new effective date for fiscal years beginning after December 15, 2017 with early adoption permitted as of the original effective date.

The Company plans to adopt on January 1, 2019 ASU 2014-09, as well as other clarifications and technical guidance issued by the FASB related to this new revenue standard. The Company is developing a plan for implementing the new standard, which includes, but is not limited to, identifying contract populations and “in scope” customer contracts, identifying performance obligations in those customer contracts, and evaluating any impact of variable consideration. The Company is currently evaluating the transition methods and will likely apply the modified retrospective transition method, which would result in an adjustment to retained earnings for the cumulative effect, if any, of applying the standard to contracts that are not completed at the date of initial application. Under this method, the Company would not restate the prior financial statements presented, therefore the new standard requires the Company to provide additional disclosures of the amount by which each financial statement line item is affected in the current reporting period during the fiscal year ending December 31, 2019, as compared to the guidance that was in effect before the change, and an explanation of the reasons for significant changes, if any.

The impact that the new revenue recognition standard will have on the Company’s financial statements and disclosures has not yet been fully assessed. However, the Company does not expect the provisions of the new standard to have a material effect on the timing or amount of revenue it recognizes. The Company’s assessment also includes determining the impact the new standard may have on the revenue reporting processes, including disclosures, ensuring internal controls will operate effectively with the new standard and performing gap analyses on collected data and determining the relative accounting positions where applicable.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

Description	September 30, 2018	September 30, 2017
Property	$495,965	$537,913
Property improvements	87,432	94,827
Furniture and fixtures	29,668	32,178
Equipment	107,615	116,717
	720,680	781,635
Less: Accumulated depreciation	(126,018)	(117,507)
Property, plant and equipment, net	$594,662	$664,128

Depreciation expense for the years ended September 30, 2018 and 2017 was $8,511 and $14,330, respectively.

F-12

NOTE 4 – ACCRUED EXPENSES

Accrued expenses consists of the following:

Description	September 30, 2018	September 30, 2017
Accrued interest	$288,850	$313,280
Accrued tax obligations	-	410
Accrued general sales tax payable	3,836	4,651
Accrued - other expenses	5,358	5,349
Total Accrued Expenses	$298,044	$323,690

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company leases its property to an affiliate and recorded rent revenue for the years ended September 30, 2018 and 2017 as $67,442 and $60,207, respectively. The Company incurs costs in connection with owning and maintaining the property and recovers these costs through rental charges and rental recoveries, pursuant to a long-term lease. The lease runs from July 2010 to June 2025, with three (3) options for further terms of 5 years each.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Litigation Costs and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Other than as set forth below, management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received. If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss.

NOTE 7: STOCKHOLDERS’ DEFICIT

The Company’s capitalization at September 30, 2018 was 100 authorized common shares with a par value of $1.00 per share.

Common Stock

The Company did not issue any common stock or recorded any common stock related transactions during the years ended September 31, 2018 and 2017, respectively. As a result, the common stock issued and outstanding was 1 as of September 2018 and 2017, respectively.

F-13

The Company recorded a loss of $27,719 due to the foreign currency fluctuations for the year ended September 30, 2018, and a gain of $1 due to the foreign currency fluctuations for the year ended September 30, 2017.

NOTE 8: INCOME TAX

There was no income tax expense for the years ended September 30, 2018 and 2017 due to the Company’s net taxable losses. At September 30, 2018, the Company has a net operating loss for Australian tax purposes and U.S. tax purposes that approximates $451,000 and is available to offset taxable income through 2035. Consequently, the Company may have a net operating loss carry forwards available for income tax purposes, which will continue to be available until they are recovered through earning taxable income. Deferred tax assets would arise from the recognition of anticipated utilization of these net operating losses to offset future taxable income.

Income tax expense for the years ended September 30, 2018 and 2017 is summarized as follows.

	September 30, 2018	September 30, 2017
Deferred:
Federal	$(9,111)	$28
State	-	-
Change in valuation allowance	9,111	(28)
Income tax expense (benefit)	$—	$—

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rates of 21% and 34% and the state income tax rates net of federal tax benefit of 0%, for the years ended September 30, 2018 and 2017, respectively, to the income taxes reflected in the Statements of Operations:

	September 30, 2018	September 30, 2017
Book Income (loss)	21%	34%
State taxes	-%	-%
Total	21%	34%
Valuation allowance	-21%	-34%
Tax expense at actual rate	—	—

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at September 30, 2018 and 2017, respectively, are as follows:

	Balance at September 30, 2018	Balance at September 30, 2017
Deferred tax assets:
Net operating loss carry forward	$9,094	$(28)
Total gross deferred tax assets	9,094	(28)
Less - valuation allowance	(9,094)	28
Net deferred tax assets	$—	$—

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

F-14

On December 22, 2017, the Tax Cuts and Jobs Act (the Tax Act) was enacted, significantly altering U.S. corporate income tax law. The SEC issued Staff Accounting Bulletin 118, which allows companies to record reasonable estimates of enactment impacts where all of the underlying analysis and calculations are not yet complete. The provisional estimates must be finalized within a one-year measurement period. The Company reduced its net domestic deferred tax asset balance by $5,630 due to the reduction in corporate tax rate from 34% to 21%. These adjustments are fully offset by a change in the Company’s U.S. valuation allowance.

At September 30, 2018, the Company had accumulated deficit of approximately $451,000 for U.S. federal income tax purposes available to offset future taxable income expiring on various dates through 2035. The Company has recorded a 100% valuation allowance on the deferred tax assets due to the uncertainty of its realization. The net change in the valuation allowance during the years ended September 30, 2018 and 2017 was an increase of $9,111 and a reduction of $28, respectively.

In the normal course of business, the Company’s income tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessment by these taxing authorities. Accordingly, the Company believes that it is more likely than not that it will realize the benefits of tax positions it has taken in its tax returns or for the amount of any tax benefit that exceeds the cumulative probability threshold in accordance with FASB ASC 740. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the Company’s financial position. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits.

 NOTE 9 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through May 10, 2019, the date of the filing of this report with the SEC to ensure that this filing includes appropriate disclosure of events both recognized in the financial statements as of September 30, 2018, and events which occurred subsequent to September 30, 2018 but were not recognized in the financial statements. The Company has determined that there were no subsequent events which required recognition, adjustment to or disclosure in the financial statements, except for the following:

On December 3, 2018, the Company agreed to sell 60% of its issued and outstanding shares of common stock to Natural Heath Farm Holdings Inc. (“NHF”) in exchange of receiving 63,500 shares of common stock of NHF valued at $254,000 based upon the closing share price of NHF. The transaction closed on January 1, 2019.

F-15